Exhibit 5.1
[HAYNES & BOONE LETTERHEAD]
April 21, 2010
KMG Chemicals, Inc.
9555 West Sam Houston Parkway
Suite 600
Houston, Texas 77099
Re: Registration Statement on Form S-3 (the “Registration Statement”)
Ladies and Gentlemen:
     We have acted as counsel to KMG Chemicals, Inc., a Texas corporation (the “Company”), with respect to certain legal matters in connection with (i) the proposed secondary offering, pursuant to that certain Placement Agency Agreement, dated April 20, 2010 (the “Placement Agency Agreement”), by and among the Company, the selling shareholder named therein (the “Selling Shareholder”) and Canaccord Adams Inc. (the “Placement Agent”) for an aggregate of 1,000,000 shares (the “Securities”) of Common Stock of the Company (the “Securities”) and, (ii) the various legal matters relating to the Securities.
     In rendering the opinions set forth below, we have examined (i) the registration statement on Form S-3 (File No. 333-144349) with respect to the Securities being offered by the Selling Shareholder (the “Registration Statement”); (ii) the prospectus dated July 25, 2007 (the “Prospectus”) included in the Registration Statement; (iii) the prospectus supplement dated April 20, 2010 (the “Prospectus Supplement”); (iv) the Restated and Amended Articles of Incorporation, Articles of Amendment to Restated and Amended Articles of Incorporation and Bylaws of the Company; (v) the Placement Agency Agreement; (vi) resolutions of the Board of Directors of the Company dated on February 23, 2010; and (vii) such other certificates, statutes and other instruments and documents as we consider appropriate for purposes of the opinions hereafter expressed.
     In connection with this opinion, we have assumed that all Securities will be issued and sold in compliance in the manner stated in the Registration Statement and the applicable Prospectus.
     Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that the Securities to be sold by the Selling Shareholder in accordance with terms of the Placement Agency Agreement, have been validly issued by the Company and are fully paid and non-assessable, except as described in the Prospectus Supplement and the Prospectus.
     The opinions expressed herein are qualified in the following respects:

     A. We have assumed, without independent verification, that the certificates for the Securities, as the case may be, will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the shares of Common Stock.
     B. We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine, and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.
     C. This opinion is limited in all respects to the federal laws of the United States and the Texas Business Corporation Act. We are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign. The opinions expressed herein are given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein. For purposes of this opinion, we assume that the Securities will be issued in compliance with all applicable state securities or blue sky laws.
     We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K dated April 20, 2010, which is incorporated by reference in the Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, the Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.
     This opinion is expressed as of the date hereof, unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.
Very truly yours,
/s/ Haynes and Boone, LLP